Exhibit 8.1

[Goodwin Procter LLP Letterhead]

As of March 2, 2016

Equity One, Inc.

410 Park Avenue, Suite 1220

New York, NY 10022

Re:	Equity One, Inc.

Ladies and Gentlemen:

We have acted as counsel for Equity One, Inc., a Maryland corporation (the “Company”), in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company, (iii) debt securities of the Company (“Debt Securities”), (iv) guarantees of the Debt Securities (the “Guarantees”) by certain subsidiaries of the Company named as Co-Registrants in the Registration Statement, and (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Warrants”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees and Warrants are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares and Warrants) or in an unspecified principal amount (with respect to Debt Securities and Guarantees). The Registration Statement provides that the Securities may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a prospectus supplement to the prospectus contained in the Registration Statement.

This opinion letter relates to the Company’s qualification for U.S. federal income tax purposes as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for taxable years commencing with the Company’s taxable year ended December 31, 2004, and the accuracy of certain matters discussed in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.”

Equity One, Inc.

As of March 2, 2016

In rendering the following opinions, we have reviewed and relied upon the Company’s Articles of Incorporation, as amended, and the Company’s bylaws, as amended (the “Organizational Documents”). For purposes of our opinions, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the original documents of all copies obtained by us from filings with the Commission, (v) the conformity to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (vi) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vii) due execution and delivery of all such documents by all the parties thereto, (viii) the compliance of each party with all material provisions of such documents, and (ix) the accuracy and completeness of all records made available to us.

We also have reviewed and relied upon the representations, statements and covenants of the Company contained in a letter that it provided to us in connection with the preparation of this opinion letter (the “REIT Certificate”) regarding the formation, organization and operations of the Company and other matters affecting the Company’s ability to qualify as a REIT. We assume that each such representation, statement and covenant has been, is and will be true, correct and complete, that the Company and any subsidiaries have been, are and will be owned and operated in accordance with the REIT Certificate and that all representations, statements and covenants that speak to the best of the knowledge and belief (or mere belief and/or knowledge) of any person(s) or party(ies), or are subject to similar qualification, have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent that the REIT Certificate speaks to the intended or future organization, ownership or operations of any entity, we assume that such entity will in fact be organized, owned and operated in accordance with such stated intent.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(i) commencing with the Company’s taxable year ended December 31, 2004, the form of organization of the Company and its prior, current and proposed ownership and operations, as described in the REIT Certificate, are such as to enable the Company to have qualified and continue to qualify as a REIT under the applicable provisions of the Code, and

(ii) the statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as such statements constitute summaries of United States federal income tax laws and regulations or legal conclusions with respect thereto, are correct in all material respects.

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Equity One, Inc.

As of March 2, 2016

We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the Internal Revenue Service (the “IRS”) or a court. The IRS may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinions are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof (including the practices and policies of the IRS in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as in effect as of the date of this opinion letter or, to the extent different and relevant for a prior taxable year or other period, as in effect for the applicable taxable year or period. Changes in applicable law could cause the U.S. federal income tax treatment of the Company to differ materially and adversely from the treatment described herein and render the tax discussion in the Registration Statement incorrect or incomplete.

In rendering our opinions, we have relied on the Organizational Documents, the REIT Certificate, and the assumptions set forth herein. For purposes of our opinions, (i) we have not verified the accuracy of any of the representations in the REIT Certificate or any of our assumptions and (ii) we have not verified the ability of the Company and its subsidiaries to operate in compliance with the REIT Certificate or our assumptions. Differences between the actual ownership and operations of such entities and the prior, proposed and intended ownership and operations described in the REIT Certificate or our assumptions could result in U.S. federal income tax treatment of the Company that differs materially and adversely from the treatment described herein. The Company’s actual qualification as a REIT depends on the Company meeting and having met, in its actual ownership and operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not monitor actual results or verify the Company’s compliance with the requirements for qualification and taxation as a REIT, and no assurance can be given that the actual ownership and operations of the Company and its affiliates have satisfied or will satisfy those requirements.

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Equity One, Inc.

As of March 2, 2016

This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the REIT Certificate or our assumptions).

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP

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